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                                                                    Exhibit 8(g)

                              THE BENCHMARK FUNDS

                           FOREIGN CUSTODY AGREEMENT

     Agreement dated this 1st day of March 1994 between The Benchmark Funds, a Massachusetts business trust (the "Trust"), and The Northern Trust Company, an Illinois state bank ("Northern").

     1. Appointment of Custodian. The Trust hereby appoints Northern custodian of all securities (including repurchase agreements), cash, cash equivalents and other instruments (collectively, "Property") now owned or hereafter acquired by the Trust on behalf of its International Growth Portfolio and International Bond Portfolio, and any other investment portfolios of the Trust which may invest in the securities of foreign issuers and which are specifically authorized by resolution of the Trust's Board of Trustees to be added to this Agreement (collectively, the "Portfolios"), and Northern hereby accepts such appointment, upon the terms and conditions set forth in this Agreement. The Trust agrees promptly to deliver and pay, or cause to be delivered and paid, to Northern, as custodian for the Portfolios, or to an agent appointed pursuant to Section 8(a) hereof or a sub-custodian appointed pursuant to Section 8(b) or 8(c) hereof, all securities and cash now owned or hereafter acquired by the Trust on behalf of the Portfolios.

     2.   Custody of Cash; Separate Accounts.
          ----------------------------------

          (a) Accounts. Northern will hold all cash and cash equivalents of each Portfolio, in a separate account or accounts in the name of such Portfolio, subject only to draft or order by Northern in accordance with the terms of this Agreement. If and when authorized by proper instructions of the Trustees or Officers of the Trust in accordance with a vote of the majority of the Trustees of the Trust, Northern may open and maintain an additional account or accounts in such other banks or trust companies as may be designated by such instructions, provided that such account or accounts shall be in the name of Northern in its capacity as custodian and subject only to its draft or order in accordance with the terms of this Agreement.

               It is understood that the Property in such account or accounts may be held in such countries or other jurisdictions as shall be specified from time to time in "proper instructions" (as defined in Section 9 hereof).
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               (b)  Proceeds of Sale of Shares of Trust.  Upon receipt of funds for the purchase of shares of any Portfolio, Northern shall promptly deposit the purchase price in the account or accounts maintained pursuant to Section 2(a) hereof.

               (c) Collections. Unless otherwise directed by proper instructions from the Trustees or Officers of the Trust, Northern shall collect, receive and deposit in the account or accounts maintained pursuant to Section 2(a) hereof all income, principal and other payments in respect of the Property held by it under this Agreement and, subject to the other provisions of this Agreement, do all other things necessary or proper in connection with the collection of such income, principal and other payments. Without limiting the generality of the foregoing, Northern shall:

                    (i) present for payment by the date of payment all coupons and other income items requiring presentation;

                    (ii) present for payment all securities which may mature or be called, redeemed, retired or otherwise become payable by the date such securities become payable;

                    (iii) endorse and deposit for collection, on behalf of the Trust, checks, drafts or other negotiable instruments no later than the next business day as received;

                    (iv) execute ownership and other certificates and affidavits for all Federal and State tax purposes in connection with the collection of income; and

                    (v) notify the Trust as soon as reasonably practicable whenever income, principal or other payments due on securities are not collected in due course.

          In any case in which Northern does not receive any such due and unpaid income, principal or other payment within a

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reasonable time after it has made proper demands for the same, it shall so notify the Trust in writing, including copies of all demand letters, any written responses thereto, and memoranda of telephonic demands and oral responses to written and telephonic demands, and await proper instructions from the Trustees or Officers of the Trust. Northern shall not be obliged to take legal action for collection unless and until reasonably indemnified to its satisfaction.

          3.   Custody of Securities.
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               (a)  Receipt of Securities.  Northern will hold in a separate account, and physically segregated at all times from those of any other persons, firms, corporations or other Portfolios, pursuant to the provisions hereof, all securities received by it for or for the account of a Portfolio, subject to Sections 3(d), 8(a), 8(b) and 8(c) hereof, which shall include securities the Portfolio desires to be held in places within the United States ("domestic securities") and "foreign securities," as defined in paragraph (c)(1) of Rule 17f-5 ("Rule 17f-5") under the Investment Company Act of 1940, as amended (hereinafter collectively called "Securities"). All Securities shall be held or disposed of by Northern for the Trust pursuant to the terms of this Agreement. Northern shall have no power or authority to assign, hypothecate, pledge or otherwise dispose of any such Securities, except pursuant to proper instructions and only for the account of the Trust as set forth in Section 5 hereof. Any Securities delivered to Northern other than in bearer form shall be properly endorsed and in form for transfer or shall be in the name of Northern, the Trust or a nominee of Northern or the Trust, subject to Sections 3(d), 8(a), 8(b) and (c) hereof.

               (b) Registered Name; Nominees. Northern shall register Securities of the Trust held by it under this Agreement, other than those in bearer from, in the name of the Trust or Northern or a nominee of the Trust or Northern. Securities held by an agent appointed pursuant to Section 8(a) hereof or a sub-custodian appointed pursuant to Section 8(b) or 8(c) hereof may be registered in the name of such agent or sub-custodian or a

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                    nominee of such agent or sub-custodian.

               (c) Record Keeping and Inventory. Northern shall maintain records of all receipts, deliveries and locations of Securities held by it under this Agreement, together with a current inventory thereof. Without limiting the generality of the foregoing, Northern shall comply with such proper instructions from the Trustees or Officers of the Trust as may be issued from time to time in this regard. With respect to Securities held by any agent appointed pursuant to Section 8(a) hereof or any sub-custodian appointed pursuant to Section 8(b) or 8(c) hereof, Northern may rely upon certificates of the agent or sub-custodian as to its holdings, it being understood that such reliance in no way relieves Northern of its responsibilities under this Agreement. Northern will promptly report to the Trust the results of such inspections, indicating any shortages or discrepancies uncovered thereby, and will take appropriate action to remedy any such shortages or discrepancies.

               (d) Use of Securities Depositories. Northern, each agent appointed pursuant to Section 8(a) hereof and each sub-custodian appointed pursuant to Section 8(b) or 8(c) hereof may deposit all or any part of the Securities held by it hereunder and eligible therefor in the depository systems covered by Rule 17f-4(b) under the 1940 Act; provided that Northern, each such agent and each such sub-custodian shall comply in all respects with clauses (d)(1) through (d)(4) of Rule 17f-4 under the 1940 Act and, with respect to foreign securities depositories, Rule 17f-5 under the 1940 Act; and provided further, that no such deposit may be made prior to the approval by the Trust of such depository system, which approval may be subject to such conditions as the Trust may from time to time determine; and provided further that with respect to domestic depository systems, (1) all books and records maintained by Northern and each such agent and sub-custodian which relate to the Trust's participation in such depository systems will at all times during regular business hours be open to inspection by the Trust's duly authorized officers,

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                    employees, agents and auditors, and the Trust will be
                    furnished with all the information in respect of the services rendered to it as it may require, (2) in connection with the use of such depository systems, Northern will cooperate with the Trust in enforcing such rights as may exist against such depository systems with respect to transactions or Securities of a Portfolio, (3) payment for Securities purchased for the account of any Portfolio shall be made only upon (i) receipt of advice from the depository system that such Securities have been transferred to the account (the "Account") contemplated by clause (d)(2) of Rule 17f-4 under the 1940 Act and (ii) the making of an entry on the records of Northern or such agent or sub-custodian, as the case may be, to reflect such payment and transfer for the Account of such Portfolio, and (4) transfer of Securities sold for the Account of any Portfolio shall be made only upon (i) receipt of advice from the depository system that payment for such Securities has been transferred to the Account, and (ii) the making of an entry on the records of Northern or such agent or sub-custodian, as the case may be, to reflect such transfer and payment for the Account of such Portfolio. Except as may otherwise be agreed upon in writing by Northern and the Trust, Securities of a Portfolio shall be maintained in foreign securities depositories only through arrangements implemented by the foreign banking institutions serving as sub-custodians pursuant to Section 8(c) hereof.

               (e) Use of Sub-Custodians. With respect to Property which is maintained by Northern in the custody of a sub-custodian pursuant to Section 8(b) or 8(c): (1) Northern will identify on its books as belonging to the particular Portfolio any Property held by such sub-custodian; (2) any Property held by a sub-custodian of Northern will be subject only to the instructions of Northern or its agents, and any Securities held in an eligible foreign securities depository (as defined in Section 8(c)) for the account of a sub-custodian will be subject only to the instructions of such sub-custodian; (3) any agreement Northern shall enter into with a

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                    foreign sub-custodian shall require that (i) the Property is not subject to any right, charge, security interest, lien or claim of any kind in favor of such sub-custodian or its creditors except for a claim of payment for its safe custody or administration and (ii) beneficial ownership of such Property is freely transferable without the payment of money or value other than for safe custody or administration; provided, however, that the foregoing shall not apply to the extent that any of the above-mentioned rights, charges, etc. result from any compensation or other expenses arising with respect to the safekeeping of Property pursuant to such agreement; (4) Northern will supply to the Trust at least monthly a statement in respect to any Property held by each sub-custodian, including an identification of the entity having possession of such Property, and Northern will send to the Trust an advice or notification of any transfers of Property indicating, as to Property acquired for a Portfolio, the identity of the entity having physical possession of such Property. In the absence of the filing in writing with Northern by the Trust of exceptions or objections to any such statement within sixty (60) days of the Trust's receipt of such statement, or within sixty (60) days after the date that a material defect is reasonably discoverable, the Trust shall be deemed to have approved such statement; and in such case or upon written approval of the Trust of any such statement Northern shall, to the extent permitted by law and provided Northern has used reasonable care with respect to its obligations under this Agreement, be released, relieved and discharged with respect to all matters and things set forth in such statement as though such statement has been settled by the decree of a court of competent jurisdiction in an action in which the Trust and all persons having any equity interest in the Trust were parties; and (5) Northern hereby warrants to the Trust that in its opinion, after due inquiry, the established procedures to be followed by each of its branches, each branch of a "qualified U.S. bank" and each eligible "foreign custodian" (as defined in Section 8(c)) holding Property of the Trust pursuant to

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                    this Agreement afford protection for such Property at least equal to that afforded by Northern's established procedures with respect to similar Property held by Northern (and its securities depositories) in Chicago, Illinois.

               (f) Distributions, Rights, Etc. Northern shall receive and collect all distributions, rights and other items of like nature in respect of Property held by it or by an agent appointed pursuant to Section 8(a) or a sub-custodian appointed pursuant to Section 8(b) or 8(c) of this Agreement and deal with the same in accordance with this Agreement and its other obligations to the Trust.

               (g) Proxies, Notices, Voting, Etc. Northern shall arrange for the receipt by it of all forms of proxies and all notices of meetings, calls, maturities, tender offers, exchange offers and expirations of rights and any other notices, consents, or announcements affecting or relating to Property held by Northern, its agents appointed pursuant to Section 8(a) hereof and all sub-custodians appointed pursuant to Section 8(b) and 8(c) hereof, and upon issuance of proper instructions, Northern shall execute and deliver or cause its nominee to execute and deliver such proxies or other authorizations as may be necessary or appropriate.

               (h) Nondiscretionary Details. In general, Northern shall attend to all nondiscretionary details in connection with the sale, exchange, substitution, purchase, transfer or other dealing with Property of the Trust except as otherwise from time to time directed by proper instructions from the Trustees or Officers of the Trust.

          4. Disbursements of Cash. Upon the issuance of proper instructions, Northern shall make payments or disbursements of cash of each Portfolio held by it or subject to its draft or order under this Agreement, insofar as such cash is available, only for the following purposes:

               (a) Purchases Generally. To pay for and receive Property purchased for the account of such Portfolio, payment to be made only (1) in accordance with the customary or established

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                    securities trading or securities processing practices and
                    procedures in the jurisdiction or market in which the transaction occurs, (2) in the case of a purchase effected through a depository system, in accordance with the conditions set forth in Section 3(d) hereof, or (3) in the case of repurchase agreements, against delivery of the Securities which are the subject of such repurchase agreement in certificate form or receipt of advice from a depository system that such Securities have been transferred to the Portfolio's Account (except that in the case of a repurchase agreement Northern may transfer funds to the Account of the other party to the repurchase agreement (i.e., the seller of the Securities) prior to the receipt of written evidence that the Securities subject to such repurchase agreement have been transferred by book-entry into the Portfolio's Account, provided that Northern shall be responsible to the Trust in the event that such Securities are not so transferred by book-entry), the making of an entry on the records of Northern reflecting such transfer, and receipt of written evidence of the agreement by such person to repurchase such Securities from such Portfolio. All Securities accepted by Northern either shall be accompanied by payment of, or a "due bill" for, any dividends, interest or other distributions of the issuer, due the purchaser or Northern shall take such action as may be necessary to obtain the same.

               (b) Dividends and Distributions. To release or otherwise apply cash for the payment of dividends or other distributions to shareholders of such Portfolio which are payable in cash.

               (c) Disbursements and Liabilities. To make or cause to be made disbursements for the payment on behalf of the Trust with respect to such Portfolio of interest, taxes, investment advisory, agency, professional, custodial and administration fees and all other operating expenses, including registration and qualification costs and other expenses of issuing and selling shares of such Portfolio or changing its capital

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                    structure, whether or not such expenses shall be in whole or in part capitalized or treated as deferred expenses.

               (d) Redemptions of Trust Shares. Subject to the Trust Agreement, the Trust's then current Prospectus and applicable resolutions of the Trust's Trustees, to make funds available for payment to shareholders who have duly requested redemption of their shares by the Trust pursuant to such Prospectus.

               (e) Conversions. To convert monies received with respect to Securities of foreign issue into United States dollars or any other currency necessary to effect any transaction involving the Securities whenever it is practicable to do so through customary banking channels, using any method or agency available, including, but not limited to, the facilities of Northern, its subsidiaries, affiliates or sub-custodians.

               (f) Other Purposes. To make or cause to be made disbursements for any other purpose which is declared in such instructions to be a proper trust purpose; provided, however, that before making any such disbursement Northern shall have received a copy of a resolution of the Trustees certified by the Secretary of the Trust specifying the amount of such disbursement, setting forth the purpose for which such disbursement is to be made, declaring such purpose to be a proper trust purpose and naming the person(s) to whom the disbursement is to be made.

          5. Release and Delivery of Securities. Northern shall have sole power to release or deliver any Securities of a Portfolio held by it pursuant to this Agreement. Upon issuance of proper instructions, Northern will transfer, exchange, or deliver Securities held by it hereunder only for the following purposes:

               (a) Sales. To deliver Securities which have been sold for the account of such Portfolio in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering Securities to the purchaser thereof or to a

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                    dealer therefor (or an agent for such purchaser or dealer)
                    against a receipt with the expectation of receiving later payment for such Securities from such purchaser or dealer.

               (b) Securities Loans. Upon receipt of the collateral required by the Trust's then current Prospectus, to deliver Securities which have been lent for the account of such Portfolio.

               (c) Redemption or Maturity. To deliver Securities owned for the account of such Portfolio to the issuer thereof or its agent when such Securities are called, redeemed, retired or otherwise become payable; provided, that in any such case, the cash or other consideration payable in respect thereof is to be delivered to Northern.

               (d) Changes of Name and Denomination. To deliver Securities owned for the account of such Portfolio to the issuer thereof or its agent for transfer into the name of the Trust or Northern or a nominee of either or a permitted sub-custodian or agent or a nominee of such sub-custodian or agent, or for exchange for a different number of bonds, certificates, or other evidence representing the same aggregate face amount or number of units bearing the same interest rate, maturity dates and call/put provisions, if any; provided, that in any such case, the new Securities are to be delivered to Northern.

               (e) Street Delivery. To deliver Securities owned for the account of such Portfolio to the broker or dealer selling the same for examination in accordance with the then current "street delivery" custom.

               (f) Securities as Collateral. To deliver Securities owned for the account of such Portfolio for the purpose of pledge or hypothecation to secure any loan (including a reverse repurchase agreement) incurred by the Trust; provided that Securities shall be released only upon payment to Northern of the monies borrowed, except that in cases where additional collateral is required to secure a borrowing already made, subject to proper

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                    prior authorization, further Securities may be delivered for that purpose. Upon issuance of proper instructions, Northern shall pay such loan upon redelivery to it of the Securities pledged or hypothecated therefor and upon surrender of the note or notes, if any, evidencing the loan.

               (g) Exchanges, Deposits, Tenders, Etc. To exchange Securities or interim receipts or temporary Securities held by it or by any agent appointed pursuant to Section 8(a) hereof or any sub-custodian appointed pursuant to Section 8(b) or 8(c) hereof for the account of such Portfolio for other Securities alone or for other Securities and cash, and to expend cash, insofar as cash is available, in connection with any merger, consolidation, reorganization, recapitalization, conversion or in connection with the exercise of subscription or purchase rights, or otherwise; to deposit any such Securities and cash in accordance with the terms of any reorganization or protective plan or otherwise, and to deliver Securities and related documents to the designated depository or other receiving agent in response to tender offers or similar offers to purchase received in writing.

               (h) Other Purposes. To release or deliver any Securities held by it for the account of such Portfolio for any other purpose which such instructions declare to be a proper trust purpose; provided, however, that before making any such release or delivery Northern shall have received a copy of the resolution of the Trustees certified by the Secretary of the Trust specifying the Securities to be delivered, setting forth the purpose for which such release or delivery is to be made, declaring such purpose to be a proper trust purpose and naming the person(s) to whom such release or delivery is to be made.

          6.   Records; Accounts and Reporting.
               -------------------------------

               (a) Records. Northern shall create, maintain and retain all records relating to its activities and obligations under this Agreement in such manner as will enable the Trust and Northern to meet their respective obligations under:

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                    (i) the 1940 Act, particularly Sections 30 and 31 thereof, and the rules and regulations thereunder including the preparation and filing of all required periodic and other reports, (ii) applicable Federal and State tax laws, and
                    (iii) any other law or administrative rule or procedure which may be applicable to the Trust or Northern. All records maintained by Northern in connection with the performance of its duties under this Agreement will remain the property of the Trust, shall be returned to the Trust promptly upon request and, in the event of termination of this Agreement, will be delivered in accordance with Section 16 hereof.

               (b) Accounts and Reporting. Northern shall keep the books of account for the Trust and each of its Portfolios, including all books necessary to permit prompt determinations of the Federal and State tax status and origin of the Trust, each such Portfolio and the dividends and other distributions declared and/or paid thereby as and to the extent provided in or contemplated by the Trust's current Prospectus as in effect from time to time (such determination being collectively referred to herein as "Tax Determinations"). Northern shall render statements or copies thereof and shall make Tax Determinations from time to time as contemplated by proper instructions from the Trustees or Officers of the Trust.

               (c) Access to Records. Without limiting Section 3(d) hereof, subject to security requirements of Northern applicable to its own employees having access to similar records within Northern and such regulations as to the conduct of such matters as may be reasonably imposed by Northern after prior consultation with an officer of the Trust or its administrator, the books and records of Northern pertaining to its actions under this Agreement shall be open to inspection and audit at reasonable times by those persons or classes of persons designated in proper instructions from the Trustees or Officers of the Trust.

               (d)  Cooperation with the Trust and its Auditors.

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                    Northern shall cooperate with the Trust and the Trust's
                    independent public accountants in connection with: (1) the preparation of reports to shareholders of the Trust, to the Securities and Exchange Commission (including all required periodic and other reports), to State securities commissioners, and to others, (2) annual and other audits of the books and records of the Trust (including, without limitation, such procedures as may be designated in proper instructions from the Trustees or Officers of the Trust), and (3) other matters of a like nature. Northern shall, subject to restrictions under applicable law, obtain from any sub-custodian appointed pursuant to Section 8(c) hereof an undertaking to permit independent public accountants of the Trust such reasonable access to the records of such sub-custodian as may be required in connection with their examination of the books and records pertaining to the affairs of the Trust or to supply a verifiable confirmation of the contents of such records.

          7.   Additional Duties of Northern.

               (a) Valuations; Net Income Computation. Unless otherwise directed by proper instructions from the Trustees or Officers of the Trust, Northern shall compute and determine on the days and at the times specified in the Trust's then current Prospectus, the net asset value of a share of each Portfolio, such computation and determination to be made in accordance with the Trust's then current Prospectus, and shall promptly notify the Administrator of the Trust of the result of such computation and determination.

                    Unless advised otherwise by proper instructions from the Trustees or Officers of the Trust, Northern shall also calculate at the times specified in the Trust's then current Prospectus the net income of each Portfolio and shall promptly advise the Administrator of the Trust of the results of such calculation. Such calculation shall be made in accordance with the Trust's then current Prospectus.

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          8.   Appointment of Agents and Sub-Custodians.

               (a) Appointment of Agents. Northern, as custodian, may at any time or times appoint (and may at any time remove) in accordance with the 1940 Act any other bank, trust company or responsible commercial agent as its agent to carry out such of the provisions of this Agreement as Northern may from time to time direct, provided that the appointment of such agent shall not relieve Northern of any of its responsibilities under this Agreement.

               (b)  Appointment of Sub-Custodians Generally.

                    Northern, as custodian, may from time to time employ one or more sub-custodians, but only in accordance with the terms and conditions set forth in a resolution of the Trustees of the Trust authorizing the appointment of each particular sub-custodian, it being understood and agreed that: (1) Northern shall have no more responsibility or liability to the Trust on account of any actions or omissions of any sub-custodian so employed than such sub-custodian has to Northern; (2) the responsibility or liability of the sub-custodian to Northern shall conform to any resolution of the Trustees of the Trust authorizing the appointment of the particular sub-custodian or to the terms of any agreement entered into between Northern and such sub-custodian to which such resolution relates; provided, that Northern shall not be responsible for the solvency of any sub-custodian appointed by it with reasonable care; and (3) in no event shall Northern be responsible for any act, omission, default or for the solvency of any eligible foreign securities depository approved by the Board of Trustees pursuant to
                    Section 3(d) hereof. Any determination of whether Northern or a sub-custodian has exercised reasonable care under the terms of any such agreement or otherwise shall be made in light of prevailing standards applicable to professional custodians in the jurisdiction in which such custodial services are performed.

                    Northern shall be liable for the acts or omissions of a foreign banking institution to

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                    the same extent as set forth above with respect to sub-
                    custodians generally and, regardless of whether assets are maintained in the custody of a foreign banking institution, a foreign securities depository or a branch of Northern or another U.S. bank, Northern shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism or any loss where the sub-custodian has otherwise exercised reasonable care.

                    Northern may only deposit Securities in an account with a sub-custodian which includes exclusively the assets held by Northern for its customers, and Northern will cause such account to be designated by such sub-custodian as a special custody account for the exclusive benefit of customers of Northern.

               (c)  Appointment of Foreign Sub-Custodians.

                    Northern may hold the Portfolios' foreign securities and cash and cash equivalents in such amounts as Northern may determine to be reasonably necessary to effect a Portfolio's foreign securities transactions in accounts established by Northern with one of its branches, a branch of a qualified U.S. bank, an eligible foreign custodian or an eligible foreign securities depository; provided, however, that the Board of Trustees of the Trust has approved the use of such eligible foreign custodian (and Northern's contract with such custodian) or eligible foreign securities depository by resolution, and proper instructions to such effect have been provided to Northern. Furthermore, if a branch of Northern, a branch of a qualified U.S. bank or an eligible foreign custodian is selected to act as Northern's sub-custodian to hold any Property, such entity is authorized to hold such in its Account with any eligible foreign securities depository in which it participates so long as such foreign securities depository has been approved by the Board of Trustees of the Trust. For purposes of this Agreement (1) "qualified U.S. bank" shall mean a qualified U.S. bank as defined in Rule 17f-5 under the 1940 Act

                    ("Rule 17f-5"); (2) "eligible foreign custodian" shall mean an eligible foreign custodian as defined in Rule 17f-5; and
                    (3) "eligible foreign securities depository" shall mean a securities depository or clearing agency, incorporated or organized under the laws of a country other than the United States, which operates (i) the central system for handling of securities or equivalent book-entries in that country or
                    (ii) a transnational system for the central handling of securities or equivalent book-entries, or is otherwise authorized by the Securities and Exchange Commission to hold the portfolio securities of registered investment companies.

          For purposes of this Section 8(c), the term "sub-custodian" will refer to (i) any branch of Northern, (ii) any branch of a qualified U.S. bank or any eligible foreign custodian with which Northern has entered into an agreement of the type contemplated hereunder or (iii) any eligible foreign securities depository.

          If, after the initial approval of the sub-custodians by the Board of Trustees of the Trust in connection with this Agreement, Northern wishes to appoint other sub-custodians to hold Property of the Portfolios, it will so notify the Trust and will provide it with information reasonably necessary to determine any such new sub-custodian's eligibility under Rule 17f-5, including a copy of the proposed agreement with such sub-custodian. The Trust shall within 30 days after receipt of such notice give a written approval or disapproval of the proposed action.

          If Northern intends to remove any sub-custodian previously approved, it shall so notify the Trust and shall move the Property deposited with such sub-custodian to another sub-custodian previously approved or to a new sub-custodian, provided that the appointment of any new sub-custodian will be subject to the requirements set forth in the preceding paragraph. Northern shall take steps as may be required to remove any sub-custodian which has ceased to meet the requirements of Rule 17f-5.

          Northern shall provide to the Trust on at least an annual basis, a report confirming that its arrangements hereunder with respect to foreign sub-custodians remain in compliance with the rules of the Securities and Exchange Commission governing such arrangements.

          9.   Proper Instructions.

               (a) Proper Instructions Generally. Proper instructions shall be deemed to have been issued upon issuance of written instructions signed by not less than one officer and one responsible employee of Northern which in the case of each such officer and employee Northern's Board of Directors shall have from time to time authorized to give the particular class of instructions in question. Different persons may be authorized to give instructions for different purposes.

               (b) Proper Instructions from the Trustees or Officers of the Trust. Proper instructions from the Trustees or Officers of the Trust shall be deemed to have been issued upon receipt by Northern of written instructions (including receipt of facsimile) signed by a majority of the Trustees of the Trust or by not less than two of the Officers or Trustees of the Trust designated from time to time by resolution of the Trustees. Such instructions shall be deemed proper instructions as that term is used in this Agreement in addition to also being deemed proper instructions from the Trustees or Officers of the Trust. A certificate executed by the Secretary or Assistant Secretary of the Trust as to the persons serving as Trustees and/or who are Officers of the Trust designated as set forth above may be received and accepted by Northern as conclusive evidence of those persons who are such Trustees and/or Officers and may be considered to be accurate until receipt of written notice (or oral notice followed by written confirmation within seven days) to the contrary. In the case of conflict between instructions under Section 9(a) and under this Section 9(b), those given pursuant to this Section 9(b) shall prevail upon receipt by Northern.

          10. Delivery of Documents. The Trust has furnished Northern with copies, properly certified or authenticated, of the following: before any Portfolio engages in any transactions regulated by the Commodity Futures Trading Commission ("CFTC"), a copy of either (i) a filed notice of eligibility to claim the exclusion from the definition of "commodity pool operator" contained in
Section 2(a)(1)(A) of the Commodity Exchange Act

("CEA") that is provided in Rule 4.5 under the CEA, together with all supplements as are required by the CFTC, or (ii) a letter which has been granted the Trust by the CFTC which states that the Trust will not be treated as a "pool" as defined in Section 4.10(d) of the CFTC's General Regulations, or (iii) a letter which has been granted the Trust by the CFTC which states that the CFTC will not take any enforcement action if the Trust does not register as a "commodity pool operator."

          The Trust will furnish Northern from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing, if any.

          11.  Segregated Accounts.

                    (a) Northern shall upon receipt of proper instructions
               establish and maintain a segregated account or accounts on its records for and on behalf of each Portfolio of the Trust, into which account or accounts may be transferred cash and/or Securities, including securities in a depository system (i) for the purposes of compliance by the Trust with the procedures required by a securities or option exchange, providing such procedures comply with the 1940 Act and Release No. 10666 or any subsequent release or releases of the Securities and Exchange Commission ("SEC") relating to the maintenance of segregated accounts by registered investment companies, and (ii) for other proper corporate purposes, but only, in the case of clause (ii), upon receipt of proper instructions.

                    (b) Northern may enter into separate procedural, safekeeping or other agreements with various futures commission merchants ("FCMs") and banks that are unaffiliated with the Trust (each a "Safekeeping Arrangement"), pursuant to which the banks will act as the Trust's custodian with respect to the Trust's margin deposits in transactions involving futures contracts and options on futures contracts. Such margin deposits will be held in segregated accounts (each an "FCM Account") subject to the disposition by the FCM involved in accordance with the customer contract between FCM and the Trust ("FCM Contract"), SEC rules governing such segregated accounts, CFTC rules and the rules of the applicable commodities exchange. Transfers of initial and variation margin and premiums shall be made from the Trust's custodial accounts under the Custodian Agreement upon proper instructions.

          12. Compensation; Reimbursement. The Trust shall pay to Northern, as custodian, the compensation and expense reimbursement set forth in Exhibit A hereto.

          13. Duration and Termination. This Agreement shall continue, unless sooner terminated as provided herein, until February 29, 1996, and for each Portfolio thereafter shall continue automatically for periods of one year so long as each such latter continuance is approved at least annually (a) by the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons (as defined by the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Trustees of the Trust or by a majority of the outstanding Shares (as defined with respect to voting securities in the 1940 Act) representing the interests in such Portfolio; provided, however, that this Agreement may be terminated by the Trust at any time, without the payment of any penalty, by vote of a majority of the Trustees of the Trust or by vote of a majority of the outstanding Shares (as so defined) of the Trust on 60 days' written notice to Northern, or by Northern at any time, without the payment of any penalty, on 60 days' written notice to the Trust.

          14. Amendment of Agreement. This Agreement may be amended by mutual consent, but the consent of the Trust must be approved by vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party.

          15. Interpretative and Additional Provisions. In connection with the operation of this Agreement, Northern and the Trust may agree from time to time, by written instrument signed by both parties, on such provisions interpretative of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement, provided that no such interpretative or additional provisions shall contravene any applicable Federal or State laws or regulations, or any provision of the Trust Agreement or the Trust's By-laws, as the same may from time to time be amended. No interpretative or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

          16.  Successor Custodian.

               (a) Appointment of Successor by Trust. If a successor custodian is appointed by the Trust and a certified copy of the related appointing resolutions is delivered to Northern, Northern shall, upon termination of this Agreement or substitution of such successor for Northern, deliver to such successor custodian, duly endorsed and in proper form for transfer, all Securities then held by Northern hereunder (or by any agent or sub-custodian of Northern) and all funds or other Property of the Trust deposited with or held by Northern hereunder (or by any agent or sub-custodian of Northern).

               (b) Delivery Pursuant to Shareholder Resolution. In the event that this Agreement is to be terminated but no new custodian can be found by the Trust, the Trust shall, before authorizing the delivery of the Securities, funds and other Property to anyone other than a successor custodian, submit to its Shareholders the question of whether the Trust shall be liquidated or shall function without a custodian. Upon approval by the Shareholders for the Trust to liquidate or function without a custodian Northern shall, in like manner, upon receipt of a certified copy of a resolution of the Shareholders of the Trust deliver such Securities, funds and other Property in accordance with such resolution.

               (c) Selection of Successor by Northern. In the event that this Agreement is terminated and no successor custodian has been appointed by the Trust or certified copy of a resolution of the Shareholders has been delivered to Northern on or before the date when such termination shall become effective, then Northern shall have the right to deliver to a bank or trust company of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $200 million, all Securities, funds, property and instruments of the Trust held by Northern under this Agreement (or any agent or sub-custodian of Northern) and all instruments held by Northern (or such agent or sub-custodian) relative thereto. Thereafter, such bank or trust company shall be the successor custodian to Northern under this Agreement.

          17. Communications. Notices and other writings delivered or mailed postage prepaid to the Trust in care of The Benchmark Funds, 4900 Sears Tower, Chicago, Illinois, 60606, or to The Northern Trust Company at 50 South LaSalle Street, Chicago, Illinois 60675, Attention: Fund Accounting, Canal Center, or to such other address as the Trust or Northern may hereafter specify by written notice to the most recent address specified by the party to whom such notice is addressed, shall be deemed to have been properly delivered or given hereunder to the respective addressee.

          18. Miscellaneous. The Trust's Declaration of Trust as amended to date is on file with the Secretary of The Commonwealth of Massachusetts. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. Any provision in this Agreement requiring compliance with any statute or regulation shall mean such statute or regulation as amended and in effect from time to time. This Agreement shall be construed in accordance with the laws of the State of Illinois (except as to Section 19 hereof which shall be construed in accordance with the laws of The Commonwealth of Massachusetts) and shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

          19. Shareholder Liability. This Agreement is executed by or on behalf of the Trust and the obligations hereunder are not binding upon any of the Trustees, Officers or Shareholders of the Trust individually but are binding only upon the Trust and its assets and property. All obligations of the Trust under this Agreement shall apply only on a Portfolio by Portfolio basis, and the assets of one Portfolio shall not be liable for the obligations of another Portfolio.

                                       THE BENCHMARK FUNDS


                                       By /s/ Nancy L. Mucker
                                          ---------------------------------
                                       As its
                                              -----------------------------


                                       THE NORTHERN TRUST COMPANY


                                       By /s/ Jen Sheridi
                                          ---------------------------------
                                       As its
                                              -----------------------------
benchmar/agrmts/intcust.agr

                                   EXHIBIT A
                                   ---------


A.   Basic Fee
     ---------
     Each Portfolio:
     --------------

     Flat Fee of $35,000

     - plus -

     9/100th of 1% of the Portfolio's average daily net assets


     The basic fee is an annual fee which will be billed and payable monthly.

B.   Out-of-Pocket Expenses Reimbursable by the Trust
     ------------------------------------------------

     The Trust will reimburse Northern monthly for the following out-of-pocket expenses incurred by Northern during such month in the performance of its duties under this Foreign Custody Agreement: (i) telephone; (ii) postage; (iii) courier fees of independent courier services; (iv) office supplies used in maintaining the Trust's records; and (v) duplicating.